Exhibit 99.B(h)(13)

AMENDMENT TO

SUB-TRANSFER AGENCY AGREEMENT

AMENDMENT made as of May 20, 2015, by and among Boston Trust & Investment Management Company, a state chartered bank of the Commonwealth of Massachusetts (the “Company”), The Boston Trust & Walden Funds (formerly known as The Coventry Group), a Massachusetts business trust (the “Trust”) and SunGard Investor Services LLC (“SunGard”), assignee of Citi Fund Services Ohio, Inc., an Ohio corporation (“Citi”), to that certain Sub Transfer Agency Agreement, as amended and restated on February 24, 2010, among the Company, the Trust and Citi (the “Agreement”).  All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Citi performed certain sub-transfer agency services for those series of the Trust listed on Schedule C attached hereto (each a “Fund” and collectively, the “Funds”);

WHEREAS, Citi assigned the Agreement to SunGard effective April 1, 2015 pursuant to SunGard’s acquisition of Citi’s transfer agency business on March 31, 2015;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Trust and SunGard hereby agree as follows:

1.                                      Effective as of April 1, 2015, all references in the Agreement to “Citi” shall mean “SunGard”.

2.                                      Schedule C.

Schedule C is replaced with the attached Schedule C.

3.                                      Representations and Warranties.

(a)                                The Trust represents: (i) that it has full power and authority to enter into and perform this Amendment, (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Trust (the “Board”), and (iii) that the Board has approved this Amendment.

(b)                                 The Company represents that it has full power and authority to enter into and perform this Amendment.

(c)                                  SunGard represents that it has full power and authority to enter into and perform this Amendment.

4.                                      Miscellaneous.

(a)                                 This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting_ provisions of the Agreement or any provisions o”f the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)                                 Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force .and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)                                  Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)                                 This Amendment may be executed in counterparts, each of which shall be an original but all ofwhich, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

THE BOSTON TRUST & WALDEN FUNDS

By:	/s/ Lucia Santini

Name:	Lucia Santini

Title:	President

BOSTON TRUST & INVESTMENT MANA EMENTCO ANY

By:	/s/ Lucia Santini

Name:	Lucia Santini

Title:	Managing Director

SUNGARD INVESTORSERVICESLLC

By:	/s/ Fred Naddaff

Name:	Fred Naddaff

Title:	Managing Director

SCHEDULEC

Fund Name

Boston Trust Asset Management Fund

Boston Trust Equity Fund Boston

Trust Small Cap Fund Boston

Trust Midcap Fund Walden Asset

Management Fund Walden

Equity Fund

Walden Small Cap Innovations Fund

Boston Trust SMID Cap Fund

Walden Midcap Fund

Walden SMID Cap Innovations Fund

Walden International Equity Fund*

*To commence operations on or about June 12, 2015.